Exhibit 99.1
APi Group Reprices Term Loans

New Brighton, Minnesota – October 6, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”), a global, market-leading business services provider of life safety, security and specialty services, today announced the successful repricing of its Term Loans due 2026 and 2029, respectively. The repricing reduces the applicable margin on all outstanding amounts by 25 basis points representing cash savings of approximately $4 million annually.

Additionally, $422 million of the Term Loan due 2026 will be extended to 2029, assuming all the same terms as the repriced Term Loan due 2029. APi will repay $100 million of the Term Loan due 2026 concurrent with the close of this transaction. Following the transaction, APi will have $505 million outstanding on its Term Loan due 2026 and $1,407 million outstanding on its Term Loan due 2029. APi’s aggregate $1,120 million of interest rate swaps related to its Term Loans will remain in effect following the repricing and extension. The closing of the transaction is expected to occur next week, subject to customary closing conditions.

Kevin Krumm, Chief Financial Officer, commented, “We are pleased to announce the successful completion of our Term Loan repricing and maturity extension. We achieved a 25 basis point reduction in our Term Loan borrowing rate with no change to our covenants, while extending our weighted average maturity. Since the acquisition of Chubb in January of 2022, we have remained committed to reducing net leverage and expect to be within our 2.0 – 2.5x net leverage target by year end 2023.”

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Media Contact:
Liz Cohen
Kekst CNC
Tel: +1 212-521-4845
Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) economic conditions, competition, inflation, or currency impacts, (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including anticipated cost savings from the Chubb acquisition, and (iii) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise..